OPHIDIAN
                 Pharmaceuticals, Inc.

               SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934


Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement              [ ] Confidential for Use of
                                                 the Commission Only
                                                 (as permitted by
                                                 Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

              OPHIDIAN PHARMACEUTICALS, INC.
------------------------------------------------------------------------
   (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:______________________________________________

     (2)  Aggregate number of securities to which transaction applies:______

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          (set forth the amount on which the filing fee is calculated and state how it was determined):______________________

     (4)  Proposed maximum aggregate value of transaction:__________________

     (5)  Total fee paid:_________________________

[ ]  Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

     Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:_______________________________
     (2)  Form, Schedule or Registration Statement No.:____________________
     (3)  Filing Party: ___________________________________________________
     (4)  Date Filed: _____________________________________________________

                       OPHIDIAN
                 Pharmaceuticals, Inc.
               5445 East Cheryl Parkway
                  Madison, WI   53711

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         TO BE HELD ON TUESDAY, MARCH 21, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of Ophidian Pharmaceuticals, Inc., a
Delaware corporation (the "Company"), will be held on Tuesday, March 21, 2000, at 10:00 a.m., central standard time, in the auditorium of the BioPharmaceutical Technology Center at 5445 East Cheryl
Parkway, Madison, Wisconsin 53711, for the following purposes:

  1. To elect directors to serve staggered terms of office as explained under Proposal One, Election of Directors in the Proxy Statement, and until their successors are duly elected and qualified.

  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending September 30, 2000.

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on January 31, 2000 (the "Record Date") are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual
Meeting may vote in person even if such stockholder previously signed and returned a proxy.

                                   By Order of the Board of Directors,



Madison, Wisconsin                 Susan Maynard
January 31, 2000                   Secretary

                       OPHIDIAN
                 Pharmaceuticals, Inc.


  PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The enclosed Proxy is solicited on behalf of the Board of Directors of Ophidian Pharmaceuticals, Inc. (the
"Company") for use in connection with an Annual Meeting of the Stockholders (the "Annual Meeting") to be held
Tuesday, March 21, 2000, at 10:00 a.m., central standard time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy
Statement and in the accompanying Notice of Annual
Meeting of Stockholders. The Annual Meeting will be held in the auditorium of the BioPharmaceutical
Technology Center at 5445 East Cheryl Parkway, Madison,
Wisconsin 53711. The Company's principal executive offices are also located at this site. The Company's telephone number is (608) 271-0878.

These proxy solicitation materials were mailed on or about February 23, 2000, to all stockholders entitled to vote at the Annual Meeting.


    INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

Stockholders of record at the close of business on January 31, 2000 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, of the 22,400,000 authorized shares of the Company's common stock, $0.0025 par value per share
(the "Common Stock"), 1,156,083 shares of such Common
Stock were issued, outstanding, and entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (a) delivering a written notice to the Secretary of the Company or the acting secretary of the Annual Meeting; or (b) giving oral notice to the presiding officer during the Annual Meeting; or (c) duly executing a proxy bearing a later date; or (d) attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has filed a proxy will not constitute a revocation.

VOTING AND SOLICITATION

Every stockholder of record on the Record Date is entitled, for each share of Common Stock held, to one vote on each proposal or item that comes before the Annual Meeting.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to the beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally, by telephone, facsimile, e-mail, or telegram.

QUORUM; ABSTENTIONS; AND BROKER NON-VOTES

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares outstanding on the Record Date. Broker non-votes and shares held by persons abstaining and any other shares represented for any purpose, other than objecting to holding the meeting or transacting business at the meeting, will be counted in determining whether a quorum is present. If a quorum is present, action on any matter is approved if it receives the affirmative vote of the majority of shares represented at the Annual Meeting and entitled to vote on the subject matter.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholder proposals that are intended to be presented at the Company's next annual meeting in the year 2001 must be received by the Company no later than August
14, 2000, in order that they may be included in the proxy statement and form of proxy for that meeting.

                     PROPOSAL ONE
                 ELECTION OF DIRECTORS

Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting.
Pursuant to the Company's Certificate of Incorporation and Bylaws, the Company's Board of Directors is to be divided into three classes. The term of office of the directors of the first class ("Class I") will expire at the next annual meeting of the stockholders following the Annual Meeting, those of the second class ("Class
II") at the second annual meeting of the stockholders following the Annual Meeting, and those of the third class ("Class III") at the third annual meeting of the stockholders following the Annual Meeting.
Accordingly, the nominees named below for election will hold office for one year, two years, or three years, respectively, or until the earlier of his or her death, incapacity, resignation, or removal, as provided by the Company's Bylaws. Those directors elected by the stockholders at the Annual Meeting will be allocated among Class I, Class II, and Class III as determined by a resolution of the Board of Directors to be adopted at the Board of Directors annual meeting immediately preceding the stockholders' Annual Meeting.

The Board believes that all of its present nominees will be available for election at the meeting and will serve if elected. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. There are no family relationships among the nominees or the Company's current directors and executive officers.

The persons named in the accompanying form of proxy will vote for the election of the nominees unless stockholders specify otherwise in their proxies.

There follows information as to each nominee for election as a director at the Annual Meeting, including, as of January 31, 2000, his or her age, present principal occupation, other business experience during the last five years, directorships of other publicly-held companies, and periods of service as a director of the Company.

                                  Director
         Name                Age   Since      Principal Occupation

Dr. Peter Model (1)(2)       66    1966     Chairman of the Board, Director
                                            and senior faculty member at the
                                            Rockefeller University

Mr. Rex J. Bates (1)(2)      76    1992     Director, retired from Chief
                                            Investment Officer of State Farm
                                            Mutual Insurance Company

Dr. Douglas C. Stafford (3)  44    1997     Director, President and Chief
                                            Executive Officer of the Company

Dr. W. Leigh Thompson (2)    61    1995     Director and founder of Profound
                                            Quality Resources, Ltd.

Dr. Margaret van Boldrik (3) 44    1989     Director, Co-founder and Vice
                                            President of the Company

(1)  Member of Stock Option Committee
(2)  Member of Audit Committee
(3)  Member of Executive Search and Review Committee

Dr. Peter Model has served as a Director of the Company since December 1996 and as Chairman of the Board of Directors since March 1999. Dr. Model is a senior faculty member conducting research in the areas of biochemistry and genetics at the Rockefeller
University, where he has been employed since 1967. He served on the editorial boards of the Journal of Virology and Virology and is a member of various scientific advisory committees. Dr. Model received his B.S. from Stanford University and Ph.D. in Biochemistry from Columbia University.

Mr. Rex J. Bates has served as a Director of the Company since March 1992. He has also served as a Director of Ventana Medical Systems, Inc., a publicly held manufacturer and marketer of instrument/reagent systems that automate tissue preparation and slide staining in histology laboratories worldwide, since
April 1996.  He is also Chairman of Ventana's Audit
Committee. From August 1991 to May 1995, Mr. Bates served on the Board of Directors of Twentieth Century
Industries, a publicly held insurance holding company, and was a member of its compensation committee. Mr.
Bates worked at State Farm Mutual Automobile Insurance
Company from May 1972 to March 1991 serving as

Vice Chairman of the Board of Directors and as Chief
Investment Officer. In March of 1991, Mr. Bates retired from State Farm. Mr. Bates was a member of the investment advisory firm of Stein, Roe & Farnham in Chicago from August 1949 to May 1972. Mr. Bates received B.S. and M.B.A. degrees from the University of Chicago.

Dr. Douglas C. Stafford has served as President and
Chief Executive Officer of the Company since January
1995. Dr. Stafford served as the Company's President and Chief Operating Officer from August 1990 to January
1995.  In May 1997, Dr. Stafford joined the Company's
Board of Directors.  Prior to joining the Company, Dr.
Stafford was employed by Baxter Healthcare Corporation, a publicly held healthcare products company, from 1985 to 1990. He held various senior management positions, including Director of Immunodiagnostics Development and Manufacturing at the Pandex Division of Baxter
Healthcare Corporation, a company developing products for the diagnosis of infectious diseases. His experience also includes senior management positions in biologic product development, quality assurance, project management, process development, and manufacturing operations at Pandex and in other assignments within the Baxter organization where he was involved in corporate and divisional technology and manufacturing, strategic planning, and business development. Prior to Baxter, Dr. Stafford was employed at Sensor Diagnostics, Inc., a privately held medical diagnostics company, from 1984 to 1985 and held a faculty position at the University of Detroit from 1983 to 1984. Dr Stafford holds B.S. and M.S. degrees in Biology from the University of Detroit, a Ph.D. in Immunology from Tufts University, and an M.S. in Management from Lesley College.

Dr. W. Leigh Thompson has served as a Director of the Company since December 1995. Dr. Thompson founded
Profound Quality Resources, Ltd., a private healthcare consulting firm in 1995 to provide consulting services to health institutions and manufacturers worldwide.
Dr. Thompson served as an Assistant Professor of Medicine and of Pharmacology and Experimental
Therapeutics at Johns Hopkins University from 1970 to
1974 where he founded and led the Medical Critical Care
Unit.  He was a Professor of Medicine at Case Western
Reserve from 1974 to 1982, where he founded programs in clinical pharmacology and critical care medicine. He worked at Eli Lilly and Company, holding several executive positions including Executive Vice President of Lilly Research Laboratories and Chief Scientific
Officer from 1982 through 1994. He holds a Ph.D. and Sc.D. (hc) from the Medical University of South
Carolina and a M.D. from Johns Hopkins University. He is a past President of the Society of Critical Care
Medicine and Co-Editor of the first two textbooks in this field. He also serves on the Board of Directors of DepoMed, Guilford Pharmaceuticals, Inspire, LaJolla
Pharmaceuticals, Maret, Medarex, Ontogeny, Orphan
Medical, and Tanabe Research Laboratories.

Dr. Margaret B. van Boldrik is a Co-founder of the Company and has served as a Director since its inception in November 1989. Dr. van Boldrik has also served as Vice President of the Company since January
1990 and as Secretary of the Company from November 1989 to March 1999. Prior to joining the Company, Dr. van
Boldrik was Director of the University of Wisconsin-
Madison Biotechnology Center's Technology

Transfer Office where she managed broad-based programs for the commercial development of University-affiliated technologies from 1987 to 1990. Dr. van Boldrik holds a B.S. in Biochemistry from the University of California at Davis and a Ph.D. in Biochemistry from Tufts University.

      Board of Directors' Meetings and Committees

The Board of Directors held a total of six meetings during the fiscal year ended September 30, 1999
("Fiscal 1999"). No Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served.

The Audit Committee consisted of Directors Rex J.
Bates, Peter Model, and W. Leigh Thompson, and met once during Fiscal 1999. This Committee reviews the scope and results of the Company's financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposes changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing, and financial controls, and makes recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters which may come before it or as directed by the Board of Directors.

On May 12, 1999, Directors Rex J. Bates and Peter Model were appointed by the Board to serve on the Stock
Option Committee.  This Committee administers the
Company's stock option plans. Prior to the appointment of Mr. Bates and Dr. Model to the Stock Option
Committee, business concerning stock options Fiscal
1999 was transacted by unanimous vote of the Board of Directors. No separate meeting of the Stock Option
Committee was held during the remainder of the fiscal year.

The Executive Search and Review Committee consisted of
Directors Douglas C. Stafford and Margaret B. van
Boldrik, and Susan Maynard, Secretary. This Committee is charged with identifying executive staff requirements, recruiting, and evaluating performance and compensation of the Company's executive officers.
The Committee did not meet during Fiscal 1999.

                 Director Compensation

Non-employee Directors of the Company are paid $1,000 per regularly scheduled meetings at which the directors attend in person and $500 per substantive telephonic meetings of the Board of Directors, which amounts are payable in cash or in shares of the Company.

Although he is a member of the Board of Directors, and notwithstanding the foregoing, Dr. Thompson does not receive compensation as a Director of the Company, but receives compensation as a consultant to the Company.
As a consultant, Dr. Thompson receives $2,400 per day plus expenses for his services, payable in cash or shares, in any event not to exceed 10,000 shares in the aggregate. For Fiscal 1999, Dr. Thompson received $22,639.

Prior to December 31, 1998, the Company paid Dr. van
Boldrik a quarterly consulting fee of $5,000, which included her services as a Director. Subsequent to that time, Dr. van Boldrik has received standard compensation for Director's services and health insurance benefits totaling $5,395 in Fiscal 1999.

REQUIRED VOTE

The five nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote for them will be elected as directors.

The Board of Directors Recommends that Stockholders
Vote "For" the Nominees Listed Above.


                     PROPOSAL TWO
  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP
("Ernst & Young) to audit the financial statements of the Company for the current fiscal year ending
September 30, 2000.  Ernst & Young has audited the
Company's financial statements since its inception.
Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required to approve the appointment of the independent auditors.

The Board of Directors Recommends a Vote "For" the
Ratification of the Appointment of Ernst & Young LLP as
Independent Auditors.


                     OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of directors may recommend.

        OTHER INFORMATION REGARDING THE COMPANY

The following additional information about the Company is provided as required by Regulation and Schedule 14A of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended.

    Voting Securities and Principal Holders Thereof

The following table sets forth the beneficial ownership of the Company's securities as of January 31, 2000, by
(a) each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's securities, (b) the directors of the Company,
(c) the executive officers of the Company, and (d) all directors and executive officers as a group. As of January 31, 2000, a total of 1,156,083 shares of the Company's Common Stock, 1,933,088 of the Company's
Common Stock ($7.32) Purchase Warrants, and 125,000 of the Company's Common Stock ($2.00) Purchase Warrants were issued and outstanding.


                                                         Number of                 Number of
                               Number of                   $7.32                     $2.00
                                 Shares                   Warrants                  Warrants
Name and Address of           Beneficially  Percentage  Beneficially  Percentage  Beneficially  Percentage
Beneficial Owner                Owned (1)     Owned      Owned (2)      Owned       Owned (2)     Owned

Dr. Margaret B. van Boldrik (3) 169,350        14.6

Eli Lilly and Company
Lilly Corporate Center,
Indianapolis, IN 46285           87,412         7.6

Dr. Peter Model (4)              68,190         5.6        45,000        2.3

Dr. Sean B. Carroll (5)          67,541         5.8           333          *

Mr. William A. Linton (6)        64,125         5.5

Mr. Rex J. Bates (7)             55,118         4.7         9,150          *           500,000     50.0

Mr. Davis U. Merwin              54,706         4.7         9,150          *           500,000     50.0

Dr. Douglas C. Stafford (8)      24,912         2.1           100          *

Mr. Donald L. Nevins (9)(10)     23,749         2.0        88,500        4.6

Dr. Joseph R. Firca (11)         13,500         1.2

Dr. W. Leigh Thompson (12)        2,630           *

Ms. Susan P. Maynard (13)         2,286           *

All Directors and
Officers as a Group             633,519        52.2       142,750       7.4          1,000,000    100.0
(8 persons) (14)(15)


     *Less than 1%.

(1) Includes ownership of shares of Common Stock plus options exercisable within 60 days of January 31, 2000. Shares of Common Stock subject to outstanding options are deemed outstanding for purposes of computing the percentage of ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership for any other persons.

(2) The exercise prices listed reflect the original exercise prices for these warrants prior to the eight-for-one reverse split of the Company's Common Stock effective September 20, 1999 (the "Reverse Split").
     Following the Reverse Split, and pursuant to the underlying warrant agreements governing the exercise and other terms of the Company's warrants, the per share exercise prices are now $55.615 and $16.00, respectively, for the $7.32 and $2.00 Common Stock purchase warrants.

(3)  Dr. van Boldrik's beneficial ownership includes
     158,100 shares owned by Dr. van Boldrik, 5,625 shares held by the Willem Erin Samburu Carroll van Boldrik Trust A and 5,625 shares held by the Jan Patrick Jabiru
     van Boldrik Carroll Trust A.   Dr. van Boldrik is the
     sole trustee for both trusts.

(4)  Includes 56,875 shares held by the Model
     Charitable Lead Trust and Peter Model Trust II, for which Dr. Model is one of two co-trustees, and options to purchase 668 shares currently vested in the 1992
     Stock Option Plan, which options expire in January
     2007, and options to purchase 1,250 shares currently vested in the 1992 Stock Option Plan, which options expire in November 2009.

(5) Dr. Carroll's beneficial ownership includes 56,291 shares owned by Dr. Carroll, 5,625 shares held by the Jan Patrick Jabiru van Boldrik Carroll Trust B, and
     5,625 shares held by the Willem Erin Samburu Carroll van Boldrik Trust B. Dr. Carroll is the sole trustee for both trusts.

(6)  Includes 32,813 shares owned by Promega
     Corporation of which Mr. Linton is Chairman, President, and Chief Executive Officer and may be deemed to have voting and investment power over the shares.

(7) Includes (a) options to purchase 3,125 shares currently vested in the 1992 Stock Option Plan, which options expire in July 2006; (b) options to purchase 625 shares currently vested in the 1992 Stock Option Plan, which options expire in January 2006; (c) options to purchase 625 shares currently vested in the 1992 Stock Option Plan, which options expire in January 2007; and (d) options to purchase 1,250 shares currently vested in the 1992 Stock Option Plan, which options expire in November 2009.

(8)  Includes 12 shares and also options to purchase
     17,150 shares currently vested in the 1990 Stock Option Plan, which options expire in July 2000, and options to purchase 7,750 shares currently vested in the 1998 Incentive Stock Option Plan, which options expire in November 2009.

(9)  Includes shares owned by Bessie Nevins Trust
     (3,750), Mr. Nevins' son, Donald L. Nevins III (25), grandson, Jared Lester Nevins (25), and stepgrandaughter Tara Francis Osiecki (37), stepsons,
     Matthias J. Malin (25) and David G. Raquet (25), and stepdaughters, Alexandra Nevins (25), Debra N. Safford
     (25), E. Paige Malin (25) and Anne K. Malin (25) and wife, Sylvia M. Nevins (2,925), and her granddaughters
     Annelise N. Raquet (25) and Kira Lynn Raquet (25).
     Also includes options to purchase 6,250 shares currently vested in the 1998 Incentive Stock Option
     Plan, which options expire November 2009.

(10) The listed number of the Company's $7.32 Common
     Stock purchase warrants includes warrants owned by Bessie Nevins Trust (10,000), Mr. Nevins' son, Donald
     L. Nevins III (500), and grandson, Jared Lester Nevins
     (500), stepsons, Matthias J. Malin (500) and David G. Raquet (500), and stepdaughters, Alexandra Nevins
     (500), Debra N. Safford (500), E. Paige Malin (500) and Anne K. Malin (500) and wife, Sylvia M. Nevins (17,500).

(11) Includes options to purchase 13,500 shares currently vested in the 1998 Incentive Stock Option
     Plan, which options expire in November 2009.

(12) Includes (a) options to purchase 665 shares currently vested in the 1992 Stock Option Plan, which options expire in January 2006; (b) options to purchase 625 shares currently vested in the 1992 Stock Option Plan, which options expire in January 2007; and (c) options to purchase 1,250 shares currently vested in the 1992 Stock Option Plan, which options expire in November 2009.

(13) Includes options to purchase 2,224 shares currently vested in the 1998 Incentive Stock Option
     Plan, which options expire in November 2009.

(14) Address is 5445 East Cheryl Parkway, Madison,
     Wisconsin 53711.

(15) Includes options to purchase a total of 56,957 shares, which options have vested, or will vest, within 60 days of January 31, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of
1934, as amended, (the "Exchange Act") requires officers and directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission
(the "SEC"). Such officers, directors, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during Fiscal 1999, all Section 16(a) filing requirements applicable to its officers, directors, and 10% stockholders were complied with.

                  Changes in Control

On February 10, 1999, Dr. Sean Carroll, then an owner of 15.8% of the Common Stock of the Company, completed a sale of a total of 115,000 of his shares, approximately 10% of the Company's outstanding Common
Stock.  The purchasers were the Rex James Bates Trust,
Davis U. Merwin, the Model Charitable Lead Trust, Dr.
Peter Model, and the Peter Model Trust No. 2.  Rex J.
Bates and Peter Model are directors of the Company and trustees for the respective trusts. Davis U. Merwin is an existing stockholder of the Company. Upon completion of the transaction, none of the purchasers were the beneficial owner of 10% or more of the Company's Common Stock. Other than the above-described transaction, and the purchase of debt by Mr. Bates and Mr. Merwin as described under "Certain Relationships and Related Transactions", the Company is not aware of any arrangement or plan among the purchasers, or with the seller, or by or with any other party, that would result in a further change in control of the Company or whereby one or more of the purchasers and any other party would act in concert with respect to any matter affecting the Company.

    Certain Relationships and Related Transactions

As of January 31, 2000, Dr. Sean B. Carroll, a co-founder of the Company, beneficially owned 67,541 shares. In exchange for 200,000 shares granted him in 1990, Dr. Carroll contributed to the Company all of his rights to his invention entitled "Antivenoms and Methods for Making Antivenoms," which is the basis for the Company's avian technology, as well as a subsequent assignment in the same year of his rights to any patent applications filed in connection with the Company's passive antibody technology. The Company determined that the transfer of Dr. Carroll's technology rights was adequate consideration for the issuance of these shares of Common Stock.

As of January 31, 2000, Dr. van Boldrik, Vice
President, director and co-founder of the Company, beneficially owned 169,350 shares. In exchange for 200,000 shares granted her in 1990, Dr. van Boldrik contributed all of her rights in the invention entitled

"Antivenoms and Methods for Making Antivenoms," as well as a subsequent assignment in the same year of her rights to any patent application filed in connection with the Company's passive antibody technology. The
Company determined that the transfer of Dr. van
Boldrik's technology rights was adequate consideration for the issuance of these shares of Common Stock.

Fitchburg Research Park Associates Limited Partnership
("FRPA"), a Wisconsin limited partnership of which William A. Linton, former Chairman of the Board and director, is the sole general partner and holds a 50% ownership interest, received 100,000 shares when the Company first issued shares January 17, 1990. In exchange for those shares, FRPA contributed $50,000 for an effective price of $0.50 per share. FRPA has distributed its shares from the partnership.

Under the terms of a Stock Warrant granted to FRPA (the
"FRPA Warrant") by the Company on January 17, 1990, designed to protect FRPA against dilution of its holdings in the Company due to the issuance of shares to employees of the Company pursuant to the Company's
Stock Option Plans, FRPA is entitled to purchase one share for every four shares issued to employees pursuant to the Plans. FRPA may purchase a maximum of 14,286 shares under the FRPA Warrant; the exercise price thereunder is $0.02 per share.

On October 1, 1990, the Company obtained a line of credit from FRPA in the original principal amount of $250,000 (the "FRPA Line of Credit"). The FRPA Line of
Credit was repaid in full on October 21, 1991, and the line of credit is no longer in effect. As additional consideration for the line of credit, the Company granted FRPA an option to purchase 15,625 shares at a price of $16.00 per share. The option was exercised fully on October 1, 1993, through the payment of $250,000 for 15,625 shares.

In September 1991, Promega agreed to purchase shares of the Company conditioned upon its receipt of an exclusive and confidential first right, for a period of 10 years, to review any technology developed by the Company that is incidental to the human and animal therapeutic and diagnostic markets. "Incidental" refers to those markets that are not human or animal therapeutics or diagnostics. Promega serves various incidental markets, such as research products or food testing. The arrangement was established so that the Company's core business interests would not be encumbered by the agreement with Promega and a market could be established in incidental markets. Promega has 60 days after disclosure of a technology to review the technology and notify the Company in writing of its interest in developing the technology. The parties will then negotiate in good faith for up to 60 days thereafter regarding terms on which Promega might obtain the right to use the technology. If Promega and the Company fail to enter into an agreement within 60 days after notice of Promega's interest in the technology, the Company may attempt to license or assign the rights to the product to a third party, subject to Promega's right to first refuse the price and terms offered by a third party, exercisable within 15 days after notice thereof to Promega. The agreement with Promega will terminate at any time that Promega's ownership of the Company falls below one percent of the outstanding shares. Promega currently owns 32,813 shares of Ophidian, or 2.8%.

On January 1, 1994, the Company entered into a Lease with Promega for a 10,000 square foot office/research laboratory and production facility at 5445 East Cheryl
Parkway, Madison, Wisconsin. The lease provides for a five-year lease term with an option to renew the lease for an additional five-year term. In June 1998, Ophidian exercised this option.

The facility lease described above gives Promega the right to terminate in case of a broad range of events of default by the Company, in which event the Company would lose the value of improvements and may be liable for the remaining rent even if its rights to use the premises are terminated. At the time Ophidian entered into the transaction, Mr. Linton was a stockholder and Chairman of the Board of Ophidian, and a stockholder, President, and Chairman of the Board of Promega, and would have been subject to a significant conflict of interest in connection with taking any adverse action on the lease on behalf of Promega.

Dr. Peter Carroll, who is Dr. Sean Carroll's brother, is an attorney with Medlen & Carroll, LLP, San
Francisco, California, and serves as patent counsel to the Company. Dr. Peter Carroll and his wife, Maureen
Collins-Carroll, were given 5,000 shares as a gift from Dr. Sean Carroll in April 1990. As Dr. Sean Carroll's brother, Dr. Peter Carroll would have a conflict of interest in any dispute between Dr. Sean Carroll and the Company, especially with respect to ownership of intellectual property.

On June 7, 1999, the Company entered into separate
Promissory Note and Loan Agreements with Rex J. Bates, a director and stockholder, and Davis U. Merwin, a stockholder, whereby the Company borrowed $2 million on October 14, 1999, pursuant to ten-year, 10%, senior notes with warrants. The assets of the Company secure the notes. Interest on the notes for the first three years is payable in Common Stock of the Company at the then market value and thereafter in cash. The warrants for the purchase of 125,000 shares of Common Stock are exercisable for five years at $16.00 per share.

The Company believes that each of the transactions set forth above as well as those currently in effect were entered into on (i) terms as fair as those that could be obtained from independent third parties, and (ii) were ratified by a majority (but no less than two) of the Company's independent directors who did not have an interest in the transaction and who had access to the Company's counsel at Company expense. All future transactions with the Company in which a director, officer, or 5% stockholder of the Company has a direct or indirect interest must (i) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties, and (ii) be approved by a majority of directors who have no direct or indirect interest in the transaction and who have access at Company expense to the Company's counsel or independent counsel.

           Directors and Executive Officers

The executive officers and directors of the Company, and their ages as of January 31, 2000, are as follows:

         Name                       Age               Position

Dr. Peter Model (1)(2)              66    Chairman of the Board, Director

Mr. Rex J. Bates (1)(2)             76    Director

Dr. Douglas C. Stafford (3)         44    Director, President, Chief Executive
                                          Officer

Dr. W. Leigh Thompson (2)           61    Director

Dr. Margaret B. van Boldrik (3)     44    Director, Co-founder, Vice President

Dr. Joseph R. Firca                 55    Vice President- Research and
                                          Development

Mr. Donald L. Nevins                61    Vice President-Finance, Treasurer
                                          and CFO

Ms. Susan Maynard (3)               49    Secretary, Director-Administration

  (1)    Member of Stock Option Committee
  (2)    Member of Audit Committee
  (3)    Member of Executive Search and Review Committee

The business experience of the Company's Executive
Officers (except for Douglas Stafford, who is also a Director) is set forth below. For a description of the business experience of the other Directors, see
Proposal One, "Election of Directors," pages 2 to 5.

Dr. Joseph Firca has served as the Company's Vice
President, Research and Development since July 1992.
Prior to joining the Company, Dr. Firca was Vice
President, Advanced Technologies, at the Pandex
Division of Baxter Healthcare
Corporation, a publicly held healthcare products company, responsible for infectious disease, blood screening systems technology, immunoassay product development, and advanced technology development from May 24, 1985, to January 1992. Previously he held several scientific management positions at Abbott
Laboratories from 1976 to 1985. Dr. Firca received a
B.S. degree in Biology from Xavier University, a M.S.
from Duquesne University, and a Ph.D. in Microbiology from the University of Cincinnati. In addition, Dr.
Firca conducted post-doctoral research at the Argonne
National Laboratory and was a Visiting Associate at the California Institute of Technology.

Mr. Donald L. Nevins joined the Company as Vice
President-Finance and Chief Financial Officer in
November 1997, and has served as Treasurer since March
1999. From 1993 to 1997, Mr. Nevins operated his own consulting firm, which provided financial and strategic services to development-stage companies. He has been President,

CEO, and a director of CPR Electronics Inc., a company he formed for investment and consulting purposes in 1993 that became inactive in September
1997. He was President, CEO, and a director of LouveRail Enterprises, Inc. in 1996 and Vice President-
Finance and CFO of Personnel Data Systems from 1995 to
1996.  From 1988 to 1992, he was CFO of C & D
Technologies, Inc., a publicly held battery and electronics company. From 1986 to 1988, he was Senior
Vice President of Finance and a director of Protein
Sciences Corp., a private biopharmaceutical company.
From 1976 to 1986, he held a series of positions with Uniroyal Inc. including CFO of two major groups
(Chemical and Engineered Products).  From 1974 to 1976,
Mr. Nevins was Assistant Controller of Combustion
Engineering, Inc. and CFO of its Brazilian subsidiary.
From 1972 to 1974, he held a series of financial staff positions with Commercial Union Companies, Inc.; from
1967 to 1972 with Northwest Industries, Inc.; and from
1964 to 1967 with The Carborundum Company. From 1960 to 1964, Mr. Nevins was a Certified Public Accountant at PriceWaterhouse Coopers & Co. Mr. Nevins received his B.B.A. from the University of Pittsburgh and a M.B.A. from the State University of New York.

Ms. Susan Maynard joined the Company in 1993 and has served as Secretary since March 1999. She serves the functions of human resources administration, business management, stockholder relations, and facilities management. Ms. Maynard was previously employed at the University of Wisconsin-Madison as the Administrative
Program Manager for the Laboratory of Molecular
Biology. There, she managed broad-based programs to support research operations, including federal grant administration, budget development and administration, human resources management, and information systems management. She was also responsible for managing
Ph.D. and undergraduate degree programs in Cell and Molecular Biology. In recognition for her excellence of service, the University conferred indefinite appointment status (administrative tenure) for her position. Numerous courses and seminars complement Ms.
Maynard's experience in Human Resources Law, Business
Administration, Effective Leadership, Total Quality
Management, and Business Writing.

                 Employment Agreements

The Company has entered into agreements concerning ownership of intellectual property with all its employees, including Dr. Stafford, Dr. Firca, Ms.
Maynard, and Mr. Nevins, who are currently corporate officers (including Dr. F. Michael Hoffmann, a Vice
President, who resigned April 1, 1999). These agreements also prohibit competition with the Company during employment and for a term of one year after termination of employment with the Company. They obligate each employee to keep confidential the trade secrets and other proprietary information of the Company, and employees are required to disclose and assign to the Company all of their discoveries and inventions and any and all patent rights therein.

Effective June 1, 1997, the Company entered into an employment agreement with Dr. Douglas Stafford, President and Chief Executive Officer of the Company, for a three-year term. Pursuant to such agreement, Dr.
Stafford receives an annual base salary of $180,000, subject to annual review and increase by mutual agreement.

Effective June 1, 1997, the Company entered into an employment agreement with Dr. Joseph Firca, Vice
President, Research and Development of the Company, for a three-year term. Pursuant to such agreement, Dr.
Firca receives an annual base salary of $154,000, subject to annual review and increase by mutual agreement.

Effective August 1, 1997, the Company entered into an employment agreement with Dr. F. Michael Hoffmann, Vice
President, Genetic Technology Programs of the Company, for a three-year term with an annual base salary of $125,000. On December 1, 1998, Dr. Hoffmann reduced his responsibilities under this agreement and was compensated as a consultant. Effective April 1, 1999, Dr. Hoffmann resigned and the consulting relationship was terminated. Pursuant to the resignation, no further compensation under the employment contract is due.

Effective November 6, 1997, the Company entered into an employment agreement with Donald L. Nevins, Vice
President, Finance, Treasurer and Chief Financial
Officer for a three year term. Mr. Nevins assumed his duties with the Company December 1, 1997. Mr. Nevins receives an annual base salary of $110,000, subject to annual review and increase by mutual agreement.

                Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during Fiscal 1999, 1998, and 1997 by the Company's President and Chief Executive
Officer and all other corporate officers earning in excess of $100,000 annually (collectively, the "Named
Executive Officers").

                       SUMMARY COMPENSATION TABLE

                                                                Long Term
                                                               Compensation
                                            Annual             Common Stock
                                         Compensation           Underlying
Name and Principal Position       Year      Salary      Bonus    Options

Dr. Douglas Stafford              1999     $179,517     $   --      ----
  President & CEO                 1998     $179,517     $25,000     ----
                                  1997     $154,162     $10,000     3,750
Dr. Joseph R. Firca (1)           1999     $156,272     $20,000     ----
  VP, Research & Development      1998     $139,624     $    --     ----
                                  1997     $132,909     $15,000     2,500
Dr. F. Michael Hoffmann (2)       1999     $ 43,441     $    --     ----
  VP, Genetic Tech Programs       1998     $118,381     $25,000     ----
                                  1997     $ 86,250     $    --    12,500
Donald L. Nevins (3)              1999     $109,705     $    --     ----
  VP-Finance, Treasurer and CFO   1998     $115,781     $    --     ----
                                  1997     $    ---     $    --     ----

(1) Does not include certain relocation expenses to be paid by the Company in the future to Dr. Firca.
(2)  Dr. Hoffmann resigned as Vice President of the
     Company as of April 1, 1999. His right to exercise options awarded in 1997 expired without exercise on June 30, 1999.

(3) Mr. Nevins became a Vice President of the Company as of November 6, 1997, and his salary compensation includes a nonaccountable relocation allowance of $20,000.

           Option Grants in Last Fiscal Year

The Company did not grant any stock options during Fiscal 1999 to any of the Named Executive Officers.
Since inception, the Company has not granted any stock appreciation rights.

 Aggregated Option Exercises & Year-End Option Values

The following table sets forth certain information regarding the value of exercised and unexercised stock options held by each of the named Executive Officers as of September 30, 1999. None of the named Executive
Officers exercised options to purchase Common Stock during Fiscal 1999.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
             FISCAL YEAR-END OPTION VALUES

                          Number of Securities
                         Underlying Unexercised       Value of Unexercised
                             Options at               In-the-Money Options
                           September 30, 1999         at September 30, 1999 (1)

    Name               Exercisable  Unexercisable   Exercisable  Unexercisable

Dr. D. C. Stafford        24,900       2,250        $60,025            $0
Dr. J. R. Firca           13,500       1,500        $     0            $0
Mr. D. L. Nevins (2)         N/A         N/A            N/A           N/A

(1) The value of the options is based upon the difference between the exercise price and the value of $4.00 per share, which was the closing price of the stock on September 30, 1999.
(2) Effective, November 4, 1999, the Company granted Mr. Nevins 6,250 options, which options will be reflected in the foregoing table in the proxy statement for the annual meeting of stockholders to be held in 2001.

            Long Term Incentive Plan Awards

The Company did not make any awards during Fiscal 1999 to any of the Named Executive Officers under any long-term incentive plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, excluding stock options.

           Report on Executive Compensation

The Company does not have a compensation committee.
The Board of Directors annually reviews executive compensation and makes determinations as to the optimal level of compensation for each of the Company's executive officers. It is the philosophy of the Board of Directors that the total executive compensation package should align the financial interests of the Company's executives with the short-term and long-term goals of the Company and consequently enhance stockholder value. The key elements of the

Company's current compensation program include a base salary and equity participation through a long-term incentive plan.

Base Salary. As a development stage company, it is difficult to compare salaries to any particular peer group. Rather, the Board takes into consideration the responsibilities, experience level, individual performance levels, and amount of time devoted to the Company's needs. Salaries are reviewed annually by the Board based on the foregoing criteria and are adjusted, if warranted, by the Board.

Long-term Incentives.  The Company currently has a 1990
Incentive Stock Option Plan, a 1992 Employee Stock
Option Plan, and a 1998 Incentive Stock Option Plan in effect for its employees, advisors, and directors. The
1998 Incentive Stock Option Plan was adopted by stockholders on March 23, 1999, to supplement the 1990
Incentive Stock Option Plan. The purpose of these plans is to create an opportunity for employees, including executive officers, advisors, and directors to share in the enhancement of stockholder value.
These plans are administered by a committee (the "Stock
Option Committee"), which reviews and grants incentive awards based upon its evaluation of the individual's performance, level of responsibility, and overall contribution towards the Company's past and future success, together with the Company's achievement with respect to development milestones and growth. No options were granted to the Named Executive Officers in Fiscal 1999.

                              Board of Directors

                              By: /s/ Peter Model
                                  -----------------------
                                  Peter Model
                                  Director, Chairman of the Board


   Compensation Committee Interlocks and Insider Participation

As stated above, the Company does not have a compensation committee. The Board of Directors determines executive compensation. Two of the Company's officers, the President and Chief Executive
Officer, Douglas C. Stafford, and a Vice President, Dr.
Margaret B. van Boldrik are also members of the Board of Directors. No other officer or employee of the Company serves as a director. No executive officer of the Company has a relationship that would constitute an interlocking relationship with the executive officers or directors of another entity. Other than the sale on June 7, 1999, of a 10% senior note with warrants to Rex
J. Bates, as described above under the heading "Certain
Relationships and Related Transactions," there were no reportable transactions with any members of the Board of Directors in Fiscal 1999.

                Stock Performance Chart

The following chart compares the percentage change in cumulative total stockholder return on the Company's
Common Stock with the cumulative return on the NASDAQ
(Composite) Stock Market Index and the NASDAQ
Biotechnology Stock Index. The percentage change is shown during the period beginning June 12, 1998 (the date on which the Company's Common Stock began trading separately from warrants on the NASDAQ SmallCap
System), through September 30, 1999. The comparison assumes $100 was invested on June 12, 1998, in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends.

                STOCK PERFORMANCE CHART

                            12-Jun-98  30-Sept-98  30-Sept-99

OPHIDIAN                       100         44.6        15.7
NASDAQ STOCK MARKET INDEX      100         97.1       157.4
NASDAQ BIO-TECH STOCK INDEX    100        101.5       187.9


                       SIGNATURE

Pursuant to the requirements of Section 14 of the Securities and Exchange Act of 1934, as amended, and Regulation 14A thereunder, the Company has caused this Proxy Statement to be mailed to the stockholders of the Common Stock and filed with the Securities and Exchange
Commission.

                              THE BOARD OF DIRECTORS

                              By:  /s/ Peter Model
                                 ------------------------
                                 Peter Model
                                 Director, Chairman of the Board

Madison, Wisconsin
Dated:  January 31, 2000

                       OPHIDIAN
                 Pharmaceuticals, Inc.
               5445 East Cheryl Parkway
                  Madison, WI   53711

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD MARCH 21, 2000

     The undersigned stockholder of Ophidian
Pharmaceuticals, Inc., a Delaware corporation (the
"Company"), hereby appoints Peter Model and Susan
Maynard, and each of them individually, proxies, each with full power of substitution, to vote, as specified below, all shares of Common Stock of the Company held of record by the undersigned on January 31, 2000, at the Annual Meeting of Stockholders of the Company to be held on March 21, 2000, at 10:00 a.m. central standard time, at 5445 East Cheryl Parkway, Madison, Wisconsin and any adjournments or postponements thereof.

     Please complete, date, sign, and return this proxy promptly in the envelope provided, whether you plan to attend the Annual Meeting or not. If you do plan to attend, you may, of course, vote your shares in person.
This proxy will be voted as directed or, if no direction is indicated, will be voted in favor of the proposed items of business.

Please mark vote in box, using dark ink only, in the
following manner:   /X/

1.  To elect as directors of the Company, to hold
    office until the next annual meeting of stockholders
    and until their successors are duly elected and
    qualified, the following five (5) nominees:  Rex J.
    Bates, Peter Model, Douglas C. Stafford, W. Leigh
    Thompson, and Margaret B. van Boldrik.
     /  / For all nominees          /  / Withhold authority to vote for all
     /  / For all nominees except: ________________________________________

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

2.  To ratify the appointment of Ernst & Young LLP as
    independent auditors of the Company for the fiscal year
    ending September 30, 2000.
   /  / For            /  / Against             /  / Abstain

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

Please complete, date, and sign this proxy and return it promptly in the accompanying envelope.

Date: ___________________________________________

Signature(s): ___________________________________     _______________________
(title/capacity): _______________________________     _______________________

Note: Please sign exactly as your name appears on this proxy. If signing for an estate, trust, or corporation, your title and/or capacity should be so stated. If shares are held jointly, at least one joint owner must sign.